Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only

[Insert HC LOGO]	BATCH # ORDER # CATEGORY #

REC’D O C
SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-(877) -

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 1:00 p.m., Central Time, on                     , 2016. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by delivering it in person to WCF Financial Bank’s main office, located at 401 Fair Meadow Drive, Webster City, Iowa. Hand-delivered stock order forms will only be accepted at this location. You may not deliver this form to our other banking office. Do not mail Stock Order Forms to WCF Financial Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	× $8.00 =	$ .00

Minimum Number of Shares: 25 ($200). Maximum Number of Shares: 25,000 ($200,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
Enclosed is a personal check, bank check or money order made payable to WCF Bancorp, Inc. in the amount of:		$ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. WCF Financial Bank line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the WCF Financial Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at WCF Financial Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	WCF Financial Bank Deposit Account Number	Withdrawal Amount(s)
$ .00
$ .00
$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9.

a.  Depositors of WCF Financial Bank with aggregate balances of $50 or more on deposit at the close of business on December 31, 2014.

b.  Depositors of WCF Financial Bank with aggregate balances of $50 or more on deposit at the close of business on                     , 2016.

c.    Depositors of WCF Financial Bank at the close of business on                     , 2016 and borrowers of WCF Financial Bank as of August 12, 1994 whose borrowings remained outstanding as of                     , 2016.

Community Offering. If box (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9,

check the first box that applies to this order:

d.  You are a resident of Hamilton or Buchanan County in Iowa.

e.   You are a Webster City Federal Bancorp stockholder as of                     , 2016.

f.     You are placing an order in the Community Offering, but neither (d) nor (e) above apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit or Loan Account Title (Name(s) on Account)	WCF Financial Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a WCF Financial Bank, WCF Bancorp, Inc., Webster City Federal Bancorp or WCF Financial, M.H.C.:

Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Stock Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form).

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) no later than 1:00 p.m., Central Time, on , 2016, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)
ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

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STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	any corporation or organization other than (WCF Financial Bank, WCF Bancorp, Inc., Webster City Federal Bancorp or WCF Financial, M.H.C.or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;
(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; or
(3)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Webster City Federal Bancorp or WCF Financial Bank.

Acting in Concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company who acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party.

Directors are not treated as associates of each other solely because of their membership on the board of directors. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert”. Persons having the same address or exercising subscription rights through qualifying accounts registered at the same address, will be deemed to be acting in concert unless we determine otherwise.

Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by WCF Bancorp, Inc., this Stock Order Form may not be modified or canceled without WCF Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided herein are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $200,000 in all categories of the offering combined, for any person or entity, together with associates or persons acting in concert, as set forth in the Plan of Conversion and the Prospectus dated                     , 2016.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

I further certify that, before subscribing for shares of the common stock of WCF Bancorp, Inc., I received the Prospectus dated                     , 2016, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by WCF Bancorp, Inc. in the “Risk Factors” section, beginning on page     . Risks include, but are not limited to the following:

1.	We are not in a growth market area, and adverse economic conditions, especially those affecting our market area, could adversely affect our financial condition and results of operations.

2.	Our small asset size makes it more difficult for us to compete.

3.	We are subject to specific market risks due to the dependence by many of our customers on an agriculture economy.

4.	We rely on our management team for the successful implementation of our business strategy.

5.	A continuation of the historically low interest rate environment may adversely affect our net interest income and profitability.

6.	Our emphasis on one- to four-family residential real estate loans exposes us to increased credit risks. Declines in property values can increase the loan-to-value ratios on our residential mortgage loan portfolio, which could expose us to greater risk of loss.

7.	We expect to continue to increase our originations of consumer loans, including automobile loans, and such loans generally carry greater risk than loans secured by owner-occupied, one- to four-family real estate, and these risks will increase as we continue to increase originations of these types of loans.

8.	We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may adversely affect our performance.

9.	We participate in a defined benefit pension plan for the benefit of certain of our employees. If we were to terminate this plan, we could incur a substantial expense in connection with the termination.

10.	Competition within our market area may limit our growth and profitability.

11.	Future changes in interest rates may reduce our profits.

12.	We could record future losses on our investment securities portfolio.

13.	A significant percentage of our assets is invested in securities and cash and cash equivalents, which typically have a lower yield than our loan portfolio.

14.	Our cost of operations is high relative to our revenues.

15.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

16.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

17.	We have become subject to more stringent capital requirements, which will adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

18.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

19.	The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

20.	We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

21.	Proposed and final regulations could restrict our ability to originate and sell loans.

22.	We could be adversely affected by failure in our internal controls.

23.	Cyber-attacks or other security breaches could adversely affect our operations, net income or reputation.

24.	Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

25.	We are subject to environmental liability risk associated with lending activities.

26.	The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering.

27.	Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

28.	Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

29.	There is currently a limited public market for our common stock and it is unlikely that an active, liquid market for our common stock will develop after completion of the offering.

30.	Our stock-based benefit plan will increase our expenses and reduce our income.

31.	The implementation of a stock-based benefit plan may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

32.	Various factors may make takeover attempts more difficult to achieve.

33.	You may not revoke your decision to purchase WCF Bancorp common stock in the subscription or community offerings after you send us your order.

34.	The distribution of subscription rights could have adverse income tax consequences.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

WCF BANCORP, INC.

STOCK INFORMATION CENTER: 1-(877)          -

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to purchase and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $8.00 price per share. The minimum purchase is 25 shares ($200). The maximum allowable purchase by an individual (or individuals exercising subscription rights through a qualifying account held jointly) is 25,000 shares ($200,000). Further, no individual, together with any associates, and no group of persons acting in concert with such individual, may purchase more than 25,000 shares ($200,000) in all categories of the offering combined. Current Webster City Financial Bancorp public stockholders are subject to these purchase limitations and an overall ownership limitation. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to WCF Bancorp, Inc. These will be cashed upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at     % per annum from the date payment is processed until the offering is completed, at which time the purchaser will be issued a check for interest earned. Please do not remit cash, a WCF Financial Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your WCF Financial Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a WCF Financial Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a WCF Financial Bank IRA or other retirement account. For guidance on using retirement funds, whether held at WCF Financial Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the                     , 2016 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all WCF Financial Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all WCF Financial Bank deposit and/or applicable loan account numbers that you had ownership in as of                     , 2016. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.

Section (6) – Management. Check the box if you are a WCF Financial Bank, WCF Bancorp, Inc., Webster City Federal Bancorp or WCF Financial, M.H.C., director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. When placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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WCF BANCORP, INC.

STOCK INFORMATION CENTER: 1-(877)          -

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at WCF Financial Bank at the close of business on December 31, 2014,                     , 2016 or                     , 2016, or a borrower of WCF Financial Bank as of August 12, 1994 whose borrowings remained outstanding as of                     , 2016.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at WCF Financial Bank at the close of business on December 31, 2014,                     , 2016 or                     , 2016, or a borrower of WCF Financial Bank as of August 12, 1994 whose borrowings remained outstanding as of                     , 2016.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at WCF Financial Bank at the close of business on December 31, 2014,                     , 2016 or                     , 2016.

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at WCF Financial Bank at the close of business on December 31, 2014,                     , 2016 or                     , 2016, or a borrower of WCF Financial Bank as of August 12, 1994 whose borrowings remained outstanding as of                     , 2016.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at WCF Financial Bank at the close of business on December 31, 2014,                     , 2016 or                     , 2016, or a borrower of WCF Financial Bank as of August 12, 1994 whose borrowings remained outstanding as of                     , 2016.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at WCF Financial Bank at the close of business on December 31, 2014,                     , 2016 or                     , 2016, or a borrower of WCF Financial Bank as of August 12, 1994 whose borrowings remained outstanding as of                     , 2016.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 1:00 p.m., Central Time, on                     , 2016. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to WCF Financial Bank’s main office, located at 401 Fair Meadow Drive, Webster City, Iowa. Hand-delivered stock order forms will only be accepted at this location. You may not deliver this form to our other banking office. Please do not mail Stock Order Forms to WCF Financial Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877)         -            , from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.